United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2010

OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[_]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of the stockholders of OXiGENE, Inc. (the "Company") was held on June 30, 2010 at the Company’s offices in South San Francisco, California. Of the 69,664,000 shares of the Company’s common stock entitled to vote at the meeting, 48,243,216 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

1.  Our stockholders elected 7 directors to serve for the ensuing year and until their successors are elected and qualified, or until their earlier death, resignation or removal. The votes regarding the election of directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Roy Hampton Fickling	36,559,677	714,266	10,969,273
Tamar D. Howson	36,556,918	717,025	10,969,273
Mark Kessel	36,555,652	718,291	10,969,273
Peter J. Langecker	36,519,730	754,213	10,969,273
William N. Shiebler	36,563,070	710,873	10,969,273
William D. Schwieterman	36,543,586	730,357	10,969,273
Alastair J.J. Wood	36,557,808	716,135	10,969,273

2.  Approval of the issuance of shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock to certain accredited investors pursuant to the Securities Purchase Agreement, dated as of March 10, 2010, by and between the Company and those accredited investors.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
36,259,792	872,748	141,402	10,969,274

3.  Approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of OXiGENE common stock, $0.01 par value per share, from 175,000,000 to 300,000,000.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
44,736,494	3,350,723	155,997	0

4.  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
46,613,151	1,292,281	337,781	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: July 1, 2010                                                                                         _/s/ James B. Murphy________
By: James B. Murphy
Its: Vice President and Chief
Financial Officer